Exhibit 4.2

HARLEY-DAVIDSON MOTORCYCLE TRUST [           ],

as Issuer,

and

[                                  ],

as Indenture Trustee

___________________________________

INDENTURE

Dated as of [             ]

___________________________________

Motorcycle Contract Backed Notes

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	N.A.
(a)(5)	6.11
(b)	6.08;6.11;11.04
311(a)	6.13
(b)	6.13
312(a)	7.01;7.02
(b)	7.02
(c)	7.02
313(a)	7.04
(b)	7.04
(c)	7.04
(d)	7.04
314(a)	7.03
(b)	3.06
(c)(1)	2.02;6.02;11.01
(c)(2)	11.01
(c)(3)	11.01
(d)	11.01
(e)	11.01
(f)	N.A.
315(a)	6.01
(b)	6.05
(c)	6.01
(d)	5.12;6.01
(e)	5.14
316(a)(1)(A)	5.12
(a)(1)(B)	5.02
(a)(2)	N.A.*
(b)	5.08
(c)	N.A.
317(a)	5.03;5.04
(b)	3.03
318(a)	11.18

*	N.A. means Not Applicable

**	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS

EXHIBITS		Page

Exhibit A-1	Form of Class A-1 Note	A-1-1
Exhibit A-2a	Form of Class A-2a Note	A-2a-1
Exhibit A-2b	Form of Class A-2b Note	A-2b-1
Exhibit A-3	Form of Class A-3 Note	A-3-1
Exhibit A-4	Form of Class A-4 Note	A-4-1
Exhibit B	Form of Class B Note	B-1
Exhibit C	Form of Class C Note	C-1
Exhibit D	Form of Class D Note	D-1
Exhibit E	Form of Note Depository Agreement	E-1

v

INDENTURE

THIS INDENTURE, dated as of [                  ] (this “Indenture”), is entered into by and between Harley-Davidson Motorcycle Trust [      ], a Delaware statutory trust (the “Issuer”), and [          ], as indenture trustee (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Notes.

GRANTING CLAUSE

[USE FOLLOWING GRANTING CLAUSE IF THERE IS NO UNDERLYING TRUST]

[The Issuer hereby Grants, transfers, assigns and otherwise conveys to the Indenture Trustee on the Closing Date, on behalf of and for the benefit of the Holders of the Notes, without recourse, all of the Issuer’s right, title and interest (exclusive of the amount, if any, allocable to any rebatable insurance premium financed by any Contract) in, to and under: (i) the Contracts secured by the Motorcycles (which Contracts shall be listed on the List of Contracts); (ii) all payments of principal and interest under the Contracts received after the Cutoff Date and all other proceeds received on or in respect of such Contracts (other than payments of principal and interest received on or prior to the Cutoff Date); (iii) security interests in the Motorcycles; (iv) all amounts on deposit in the Collection Account, the Note Distribution Account[, and] the Reserve Fund[, the Risk Retention Reserve Account][, the [Swap][Cap] Collateral Account and the Swap Termination Payment Account], including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom; (v) proceeds from claims under any theft, physical damage, credit life, disability or other individual insurance policies (and rights under a “forced placed” policy, if any), voluntary protection products, debt insurance policies or debt cancellation agreements in respect of any such Contract, an Obligor or a Motorcycle securing such Contracts; (vi) all documents contained in the related Contract Files; (vii) the Sale and Servicing Agreement and the Transfer and Sale Agreement; (viii) the protective security interest in certain of the above-described property granted by the Trust Depositor in favor of the Issuer; (ix) all rights in the Lockbox, the Lockbox Account and the related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date); (x) rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair and protection agreements and other items financed under such Contracts; (xi) all present and future claims, demands, causes of and choses in action in respect of any or all of the foregoing; and (xii) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash of other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (as each such defined term is defined in Section 1.01) (collectively, the “Collateral”).]

[USE FOLLOWING GRANTING CLAUSE IF THERE IS AN UNDERLYING TRUST]

[The Issuer hereby grants, transfers, assigns and otherwise conveys to the Indenture Trustee on the Closing Date, on behalf of and for the benefit of the Holders of the Notes, without recourse, all of the Issuer’s right, title and interest (i) in, to, and under the Underlying Trust Certificate, the Underlying Trust and the Underlying Trust Agreement, (ii) in, to, and under the Administration Agreement, (iii) in all amounts on deposit in the Collection Account, the Note Distribution Account and the Reserve Fund, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom, and (iv) in and to the proceeds of the sale of the Notes (until distributed or expended for the purpose for which the Notes were issued) and the revenues, moneys, evidences of indebtedness, instruments, securities, and other financial assets (including any earnings thereon) in and payable into the Collection Account, in the manner and subject to the prior applications provided in Article Seven of the Sale and Servicing Agreement, all as hereinbefore and hereinafter defined, including any contract or any evidence of indebtedness or other rights of the Issuer to receive any of the same (as each such defined term is defined in Section 1.01) (collectively, the “Collateral”).]

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes[, and amounts payable by the Issuer to the [Swap][Cap] Counterparty under the Interest Rate [Swap][Cap] Agreement], equally and ratably without prejudice, priority or distinction, except as expressly provided herein with respect to distinctions among Classes of Notes and between payments in respect of Notes [and the Interest Rate [Swap][Cap] Agreement] and all other sums owing by the Issuer hereunder or under any other Transaction Document, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes [and the [Swap][Cap] Counterparty], acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required under this Indenture in accordance with its terms and the terms of the other Transaction Documents to which it is a party.

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement and the following terms have the respective meanings set forth below for all purposes of this Indenture.

“Act” has the meaning specified in Section 11.03(a).

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, among the Administrator, the Issuer, [the Underlying Trust, ]the Trust Depositor and the Indenture Trustee.

“Administrator” means Harley-Davidson Credit or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, among the Issuer, the Servicer, the Indenture Trustee and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [ ], a [ ].

“Authorized Officer” means, [(i)] with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter)[, (ii) with respect to the Underlying Trust, any officer of the Underlying Trustee who is authorized to act for the Underlying Trustee in matters relating to the Underlying Trust and who is identified on the list of Authorized Officers delivered by the Underlying Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter)] and [(iii)] so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer[ and the Underlying Trust] and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Beneficial Owner” means, with respect to a Book-Entry Note, the Person in whose name such Book-Entry Note is recorded as beneficial owner of such Book-Entry Note by a Clearing Agency under a book-entry system, or by a participant or indirect participant in such Clearing Agency, as the case may be.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the cities of Chicago, Illinois, [ ], or New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Calculation Agent” means the Indenture Trustee, or any successor Calculation Agent appointed as provided in the Sale and Servicing Agreement.

“Class” means all Notes whose form is identical except for variation in denomination, principal amount or owner.

“Class A-1 Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-1 Notes” means the Class A-1 Notes, substantially in the form of Exhibit A-1.

“Class A-1 Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-2 Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-2 Notes” means the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Notes” means the Class A-2a Notes, substantially in the form of Exhibit A-2a.

“Class A-2a Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-2b Notes” means the Class A-2b Notes, substantially in the form of Exhibit A-2b.

“Class A-2b Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-3 Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-3 Notes” means the Class A-3 Notes, substantially in the form of Exhibit A-3.

“Class A-3 Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-4 Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class A-4 Notes” means the Class A-4 Notes, substantially in the form of Exhibit A-4.

“Class A-4 Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class B Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class B Notes” means the Class B Notes, substantially in the form of Exhibit B.

“Class B Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class C Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class C Notes” means the Class C Notes, substantially in the form of Exhibit C.

“Class C Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Class D Final Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“Class D Notes” means the Class D Notes, substantially in the form of Exhibit D.

“Class D Rate” has the meaning set forth in the Sale and Servicing Agreement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency will be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” has the meaning set forth in the Sale and Servicing Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Collateral Granted to the Indenture Trustee under this Indenture.

“Commission” means the Securities and Exchange Commission.

“Controlling Class” has the meaning set forth in the Sale and Servicing Agreement.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its activities under this Indenture shall be administered, which office at date of the execution of this Indenture is located at [ ], Attention: [ ]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders[, the [Swap][Cap] Counterparty] and the Issuer, or the designated corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders[, the [Swap][Cap] Counterparty] and the Issuer).

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” shall have the meaning specified in Section 2.09.

“Delinquency Trigger” means, for any Due Period, that the aggregate Principal Balance of Contracts that are sixty (60) days or more Delinquent (assuming 30-day months) as a percentage of the Pool Balance as of the last day of the Due Period exceeds [ ]%.

“Delinquent” means, as of a date of determination, a Contract with a past due amount great than 10% of the scheduled payment then due; provided, no Contract with a past due amount of $10 or less shall be deemed “Delinquent.”

“Distribution Date” has the meaning set forth in the Sale and Servicing Agreement.

“DTC” means The Depository Trust Company, and its successors and assigns.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or limited liability company; and with respect to any partnership, any general partner thereof.

“FATCA” shall mean the Foreign Account Tax Compliance Act, as amended.

“FATCA Withholding Tax” shall have the meaning specified in Section 3.24.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Harley-Davidson Credit” means Harley-Davidson Credit Corp., and its successors and assigns.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person at any time, (i) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (iv) obligations issued for or liabilities incurred on the account of such Person; (v) obligations or liabilities of such Person arising under acceptance facilities; (vi) obligations of such Person under any guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (vii) obligations secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (viii) obligations of such Person under any interest rate or currency exchange agreement.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Trustee” means [                                                    ], as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Trust Depositor, the Seller, the Servicer and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Trust Depositor, the Seller, the Servicer or any of their respective Affiliates, and (iii) is not connected with the Issuer, any such other obligor, the Trust Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Interest Rate” means the Class A-1 Rate, the Class A-2a Rate, the Class A-2b Rate, the Class A-3 Rate, Class A-4 Rate, the Class B Rate, the Class C Rate, and/or the Class D Rate, as applicable.

“Issuer” means Harley-Davidson Motorcycle Trust [              ] until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Note” means, as the context requires, a Class A Note, a Class B Note, a Class C Note or a Class D Note.

“Note Depository Agreement” means one or more agreements dated as of the Closing Date, executed by the Issuer, relating to the Notes, substantially in the form of Exhibit E hereto.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04.

“Noteholder FATCA Information” shall mean information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, which shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i)            Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)          Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee, has been made); and

(iii)         Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser, within the meaning of § 8-303 of the UCC;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Trust Depositor, Harley-Davidson Credit or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Trust Depositor, Harley-Davidson Credit or any of their respective Affiliates.

“Outstanding Amount” means the aggregate principal amount of all Notes of one or more Classes, as the case may be, Outstanding at the date of determination.

“Owner Trustee” means [                                         ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make the distributions from the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Permitted Lien” means, any tax lien, mechanics’ lien and other lien that arises by operation of law, in each case on a Motorcycle and arising solely as a result of an action or omission of the related Obligor.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA or a plan, as defined in Section 4975(e)(1) of the Code.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency” means each of [      ] and [      ], so long as such Persons maintain a rating on the Notes; and if either of [      ] and [      ] no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Trust Depositor.

“Record Date” means, with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01(a) or a payment to Noteholders pursuant to Section 10.01(b), the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.01(a) or 10.01(b), as the case may be.

“Redemption Date Amount” means (i) in the case of a redemption of the Notes pursuant to Section 10.01(a), an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for each Class of Notes being so redeemed to but excluding the Redemption Date, or (ii) in the case of a payment made to Noteholders pursuant to Section 10.01(b), the amount on deposit in the Note Distribution Account, after prior applications pursuant to Section 5.06(a), but not in excess of the amount specified in clause (i) above.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice President, assistant secretary or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office of the Indenture Trustee because of his knowledge of and familiarity with the particular subject.

“Review” has the meaning stated in the Asset Representations Review Agreement.

“Review Contracts” means, for a Review, the Contracts sixty (60) days or more Delinquent (assuming 30-day months) as of the last day of the Due Period before the Review Demand Date stated in the Review Notice.

“Review Demand Date” means, for a Review, the date when the Indenture Trustee determines that each of (a) the Delinquency Trigger has occurred and (b) the required percentage of Noteholders has voted to direct a Review under Section 7.04 hereof.

“Review Notice” means the notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform a Review.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the date hereof, among the Issuer, [the Underlying Trust, ]the Trust Depositor, the Indenture Trustee and the Servicer.

“Seller” means Harley-Davidson Credit, in its capacity as Seller under the Transfer and Sale Agreement, and any successors and assigns.

“Servicer” means Harley-Davidson Credit, in its capacity as Servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

“Similar Law” means any foreign, federal, state or local law with provisions substantially similar to Title I of ERISA or Section 4975 of the Code.

“State” means any one of the 50 states of the United States or any of its territories, or the District of Columbia.

“Termination Date” means the date on which the Indenture Trustee shall have received payment and performance of all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders [and the [Swap][Cap] Counterparty] under this Indenture or the Notes.

“Trust Depositor” shall mean Harley-Davidson Customer Funding Corp., in its capacity as Trust Depositor under the Sale and Servicing Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy.

[“Underlying Trust” means Harley-Davidson Motorcycle Grantor Trust [          ].]

[“Underlying Trust Agreement” means that certain Trust Agreement dated as of the Closing Date, among the Issuer, as settlor, the Administrator, the Trust Depositor and the Underlying Trustee.]

[“Underlying Trust Certificate” shall mean the trust certificate issued to the Issuer by the Underlying Trust pursuant to the Underlying Trust Agreement, evidencing a 100% beneficial ownership interest in the Underlying Trust.]

[“Underlying Trustee” means [                                             ], not in its individual capacity but solely as Underlying Trustee under the Underlying Trust Agreement, or any successor trustee under the Underlying Trust Agreement.]

“United States” means the United States of America.

Section 1.02.         Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03.         Rules of Construction. Unless the context otherwise requires:

(i)             a term has the meaning assigned to it;

(ii)            an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)           “or” is not exclusive;

(iv)          “including” means including without limitation;

(v)            words in the singular include the plural and words in the plural include the singular;

(vi)           any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(vii)          the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Section and subsection references contained in this Indenture are references to Sections and subsections in or to this Indenture unless otherwise specified.

ARTICLE Two

THE NOTES

Section 2.01.         Form. The Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be substantially in the form of Exhibits A-1 through D, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The terms of the Notes set forth in Exhibits hereto are part of the terms of this Indenture.

Section 2.02.         Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver the Notes for original issue in the Classes and aggregate principal amounts as set forth below:

Class	Aggregate Initial Principal Amount
Class A-1	$_______,000
Class A-2a	$_______,000
Class A-2b	$_______,000
Class A-3	$_______,000
Class A-4	$_______,000
Class B	$_______,000
Class C	$_______,000
Class D	$_______,000

The aggregate principal amount of such Classes of Notes Outstanding at any time may not exceed such respective amounts, except as otherwise provided in Section 2.05.

Each Note shall be dated the date of its authentication. The Notes shall initially be issuable as registered Notes in minimum denominations of $1,000 and multiples thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein by the Indenture Trustee by the manual or electronic signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03.         Temporary Notes. Pending the preparation of Book-Entry Notes or Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Book-Entry Notes or Definitive Notes to be prepared without unreasonable delay. After the preparation of Book-Entry Notes or Definitive Notes, the temporary Notes shall be exchangeable for Book-Entry Notes or Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like tenor and principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Book-Entry Notes or Definitive Notes.

Section 2.04.         Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and the amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located in the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 not involving any transfer.

Each Person that acquires a Note or a beneficial interest in a Note shall be required to represent, or in the case of a Book-Entry Note, will be deemed to represent by its acceptance of the Note, that (i) it is not, and is not acquiring and will not hold the Note or a beneficial interest in the Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of the Note or a beneficial interest in the Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Any transfer with respect to which the representation in clause (i) or (ii) above is not true shall be void ab initio.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.

(i)             the Note Registrar and the Indenture Trustee will be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Noteholders;

(ii)            the rights of Noteholders will be exercised only through the Clearing Agency and will be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Depository Agreement;

(iii)           whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

(iv)           without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Clearing Agency except to a successor Clearing Agency that agrees to hold such Note for the account of the Owners or except upon the election of the Owner thereof or a subsequent transferee to hold such Note in physical form.

Neither the Indenture Trustee nor the Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Note an interest in which is transferable through the facilities of the Clearing Agency.

Section 2.05.         Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, within the meaning of § 8-303 of the UCC, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class and denomination; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser, within the meaning of § 8-303 of the UCC, of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, within the meaning of § 8-303 of the UCC, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06.         Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

Section 2.07.         Payment of Principal and Interest; Defaulted Interest.

(a)            Each Class of Notes shall accrue interest at the related Interest Rate, and such interest shall be payable on each Distribution Date, as specified therein, subject to Section 3.01. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer in immediately available funds to the account designated by such Person and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the related Final Distribution Date, as the case may be (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01), which shall be payable as provided below.

(b)            The principal of each Note shall be payable on each Distribution Date to the extent provided in the form of the related Class of Notes set forth as an Exhibit hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which the maturity of the Notes has been accelerated in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed within five (5) Business Days of receipt of notice of termination of the Trust pursuant to Section 9.01(c) of the Trust Agreement and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

(c)            If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the related payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date and, at least fifteen (15) days before any such special record date, the Issuer shall mail to the Indenture Trustee and each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.08.         Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 2.09.         Book-Entry Notes.

The Notes, upon original issuance, will be issued in the form of a printed Note or Notes representing the Book-Entry Notes, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Issuer (or held by the Indenture Trustee as custodian for DTC). Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Noteholder will receive a Definitive Note representing such Noteholder’s interest in such Note, except as provided in Section 2.11. Unless and until definitive fully registered Notes (the “Definitive Notes”) have been issued to Noteholders pursuant to Section 2.11:

(i)             the provisions of this Section shall be in full force and effect;

(ii)            the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Noteholders;

(iii)           to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)           the rights of Noteholders shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants;

(v)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

(vi)           pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants.

Section 2.10.         Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders of the Notes to the Clearing Agency, and shall have no obligation to the Noteholders.

Section 2.11.         Definitive Notes. If (i)(A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the applicable Note Depository Agreement, and (B) the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator or the Owner Trustee, as applicable, notifies the Clearing Agency of its intent to terminate the book-entry system through the Clearing Agency and requests a withdrawal of the Book-Entry Notes held by the Clearing Agency, and after receipt by the Clearing Agency Participants of a notice issued by the Clearing Agency notifying the Clearing Agency Participants of such withdrawal request, the Clearing Agency Participants holding beneficial interests in the Book-Entry Notes agree to initiate such termination, or (iii) after the occurrence of an Event of Default, the Required Holders advise the Indenture Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the related Noteholders, then the Indenture Trustee shall notify all Noteholders of the related Class or Classes of Notes, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Noteholders requesting the same. Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and all such persons may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders hereunder.

The Indenture Trustee shall not be liable for any failure by the Indenture Trustee or the Administrator to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.12.         Release of Collateral. Subject to Sections 4.04, 8.04 and 11.01 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate.

Section 2.13.         Tax Treatment. The Issuer and the purchasers of the Notes intend, and will act at all times in a manner consistent with the intention that the Notes, held by persons other than the Trust Depositor or one of its affiliates be treated as indebtedness for all U.S. federal, state, local, and foreign income tax purposes. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note agree to treat the Notes held by persons other than the Trust Depositor or one of its affiliates for U.S. federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Section 2.14.         Calculation of Class A-2b Rate. On each [SOFR Determination Date], the Indenture Trustee will calculate the Class A-2b Rate for the related Interest Period and notify the Servicer of the results of such calculation. All determinations of the Class A-2b Rate by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes and binding on the Noteholders.

ARTICLE Three

COVENANTS

Section 3.01.         Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer and the Indenture Trustee will cause to be deposited into the Note Distribution Account amounts allocated pursuant to Section 7.05 of the Sale and Servicing Agreement, and cause to be distributed all such amounts on a Distribution Date as deposited therein (i) for the benefit of the Class A-1 Notes, to the Registered Holders of the Class A-1 Notes, (ii) for the benefit of the Class A-2 Notes, to the Registered Holders of the Class A-2 Notes, (iii) for the benefit of the Class A-3 Notes, to the Registered Holders of the Class A-3 Notes, (iv) for the benefit of the Class A-4 Notes, to the Registered Holders of the Class A-4 Notes, (v) for the benefit of the Class B Notes, to the Registered Holders of the Class B Notes, (vi) for the benefit of the Class C Notes, to the Registered Holders of the Class C Notes, (vii) for the benefit of the Class D Notes, to the Registered Holders of the Class D Notes, in each case as further specified herein [and (viii) for the benefit of and to the [Swap][Cap] Counterparty]. Amounts properly withheld under the Code by any Person from a payment to any Noteholder [or the [Swap][Cap] Counterparty] of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder [or the [Swap][Cap] Counterparty, as the case may be,] for all purposes of this Indenture.

Section 3.02.         Maintenance of Office or Agency. The Issuer will maintain in [ ] an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03.         Money for Payments to be Held in Trust. As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes [or the Interest Rate [Swap][Cap] Agreement] that are to be made from amounts withdrawn from the Collection Account[, the [Swap][Cap] Collateral Account], the Reserve Fund[, the Risk Retention Reserve Account], or the Note Distribution Account pursuant to Sections 8.02(b) and 8.03 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such accounts for payments of Notes [or the [Swap][Cap] Counterparty] shall be paid over to the Issuer except as provided in this Section.

On or before 2:00 p.m., New York, New York time, the Business Day immediately preceding each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes [and the Interest Rate [Swap][Cap] Agreement], such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)             hold all sums held by it for the payment of amounts due with respect to the Notes [or under the Interest Rate [Swap][Cap] Agreement] in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)            give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes [or under the Interest Rate [Swap][Cap] Agreement];

(iii)           at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)           immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes [or in respect of the Interest Rate [Swap][Cap] Agreement] if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)            comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes [or under the Interest Rate [Swap][Cap] Agreement] of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and upon receipt of an Issuer Request shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, delivering notice of such repayment to Holders whose Notes have been called but not have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04.         Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

Section 3.05.         Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders [and the [Swap][Cap] Counterparty] to be prior to all other liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders [and the [Swap][Cap] Counterparty], a first lien on and a first priority, perfected security interest in the Collateral. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Servicer and delivered to the Issuer, and will take such other action necessary or advisable to:

(i)             Grant more effectively all or any portion of the Collateral;

(ii)            maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii)           perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)           enforce any of the Collateral;

(v)            preserve and defend title to the Collateral and the rights of the Indenture Trustee[, the [Swap][Cap] Counterparty] and the Noteholders in such Collateral against the claims of all persons and parties; and

(vi)           pay all taxes or assessments levied or assessed upon the Collateral when due.

The Issuer shall file the financing statements on Form UCC-1. All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral shall contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Indenture, will violate the rights of the Secured Party.” The Issuer hereby authorizes the Indenture Trustee to execute, if necessary, and file all continuation statements or other instruments required to be filed pursuant to this Section and hereby designates the Indenture Trustee its agent and attorney-in-fact for such purpose; provided, however, that the Indenture Trustee shall have no obligation to monitor or file any financing statements, continuation statements, financing statement amendments or any other instrument.

The Issuer shall file UCC financing statements, describing the collateral as “all assets of the Issuer, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described in this Indenture.

Section 3.06.         Opinions as to Collateral. On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements have been filed that are necessary to perfect the Indenture Trustee’s security interest in the Collateral for the benefit of the Noteholders, and reciting the details of such filings or (ii) no such action shall be necessary to perfect such security interest.

Section 3.07.         Performance of Obligations; Servicing of Contracts.

(a)            The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Transaction Documents or such other instrument or agreement.

(b)            The Issuer may contract with other Persons to assist it in performing its duties and obligations under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate shall be deemed to be action taken by the Issuer. The Indenture Trustee shall not be responsible for the action or inaction of the Servicer or the Administrator. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)            The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, in the other Transaction Documents and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee (acting at the written direction of the Required Holders).

(d)            If the Issuer shall have knowledge of the occurrence of an Event of Termination, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency thereof. Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(e)            The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Transaction Documents if such waiver would adversely affect the Holders of the Notes.

Section 3.08.         Negative Covenants. Until the Termination Date, the Issuer shall not:

(i)             except as expressly permitted by the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee (acting at the written direction of the Required Holders);

(ii)            claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(iii)           except as may be expressly permitted hereby or by the other Transaction Documents, (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenant; or obligations with respect to the Notes under this Indenture, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than Permitted Liens), (C) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any Permitted Liens) security interest in the Collateral, or (D) amend, modify or fail to comply with the provisions of the Transaction Documents without the prior written consent of the Indenture Trustee, except where the Transaction Documents allow for amendment or modification without the consent or approval of the Indenture Trustee;

(iv)           dissolve or liquidate in whole or in part; or

(v)            except in connection with a transaction under Section 3.10(a), change its name or state of formation.

Section 3.09.         Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, on or before March 31 of each year commencing in the calendar year [ ], an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)             a review of the activities of the Issuer during the prior calendar year and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)            to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10.         Issuer May Consolidate, etc. Only on Certain Terms.

(a)            The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)             the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein;

(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)           the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)           the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Indenture Trustee to the effect that such transaction will not have any material adverse tax consequence to the Issuer[,][or] any Noteholder[, or the [Swap][Cap] Counterparty];

(v)            any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)           the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no such actions will be taken) each stating that such consolidation or merger and such supplemental indenture comply with this Article Three and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(vii)          the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

(b)            The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Collateral, to any Person (except as expressly permitted by the Transaction Documents), unless:

(i)             the Person that acquires by conveyance or transfer the properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein and therein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes.

(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)           the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)           the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Indenture Trustee to the effect that such transaction will not have any material adverse tax consequence to the Issuer[,][or] any Noteholder[, or the [Swap][Cap] Counterparty];

(v)            any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)           the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no such actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article Three and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filings required by Exchange Act); and

(vii)          such Person has a net worth, immediately after such conveyance or transfer, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

Section 3.11.         Successor or Transferee.

(a)            Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with same effect as if such Person has been named as the Issuer herein.

(b)            Upon a conveyance or transfer of all or substantially all the assets or properties of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes [and the Interest Rate [Swap][Cap] Agreement] immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

Section 3.12.         No Other Business. The Issuer shall not engage in any business other than [financing, purchasing, owning, selling and managing the Contracts][acquiring and maintaining the Underlying Trust Certificate] in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

Section 3.13.         No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes and (ii) any other Indebtedness permitted by or arising under the other Transaction Documents. The proceeds of the Notes shall be used exclusively to fund the Issuer’s purchase of the [Contracts][Underlying Trust Certificate] and the other assets specified in the [Sale and Servicing Agreement][Underlying Trust Agreement], to fund the Reserve Fund [and the Risk Retention Reserve Account], and to pay the transactional expenses of the Issuer.

Section 3.14.         Servicer’s Obligations. The Issuer shall cause the Servicer to comply with its obligations under Article Five and Article Nine of the Sale and Servicing Agreement.

Section 3.15.         Guarantees, Loans Advances, and Other Liabilities. Except as otherwise contemplated by the Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, any other interest in, or make any capital contribution to, any other Person.

Section 3.16.         Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.17.         Restricted Payments. Except as permitted by the Transaction Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (A) distributions to the Servicer, the Owner Trustee and the Certificateholder[s] as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (B) payments to the Indenture Trustee and the Owner Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Transaction Documents.

Section 3.18.         Notice of Events of Default. The Issuer agrees to give the Indenture Trustee[, the [Swap][Cap] Counterparty] and each Rating Agency prompt written notice of each Event of Default hereunder and an Event of Termination under the Sale and Servicing Agreement.

Section 3.19.         Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.20.         Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

Section 3.21.         Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 11.01 of the Trust Agreement to eliminate the requirement thereunder that the Holders of the Notes consent to amendments thereto as provided therein. Prior to the execution of an amendment pursuant to Section 11.01 of the Sale and Servicing Agreement, the Issuer shall give written notice of such proposed amendment to the Rating Agencies.

Section 3.22.         Removal of Administrator. So long as any Notes are issued and outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.23.         Creation of a Valid Security Interest. The Issuer covenants and agrees that the Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the [Contracts][Underlying Trust Certificate] and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from the Issuer.

Section 3.24.         FATCA Compliance. The Issuer represents, warrants and covenants to the Indenture Trustee that, (i) to the best of the Issuer’s knowledge, the Indenture Trustee is not obligated in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”); and (ii) the Issuer will require the Noteholders to collect and provide the Noteholder FATCA Information. The Issuer will provide the Noteholder FATCA Information to the Indenture Trustee upon request; and to the extent the Issuer determines that FATCA Withholding Tax is applicable, it will promptly notify the Indenture Trustee of such fact. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Indenture Trustee with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each holder of a Note will be deemed to understand that the Indenture Trustee has the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any Beneficial Owner of an interest in a Note that fails to comply with the foregoing requirements.

ARTICLE Four

SATISFACTION AND DISCHARGE

Section 4.01.         Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon [and of the [Swap][Cap] Counterparty to receive Net Swap Payments and Swap Termination Payments], (iv) Sections 3.01, 3.03, 3.04, 3.05, 3.07, 3.08, 3.10, 3.11, 3.12, 3.13, and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders [and the [Swap][Cap] Counterparty] as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(A)          either

(1)            all Notes therefore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)            all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(i)             have become due and payable, or

(ii)            will become due and payable at their respective final Distribution Dates within one year, or

(iii)           are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, provided, however, that all outstanding Notes must become so due and payable or be so called for redemption on the next succeeding Distribution Date; and provided, further, that the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust in an Eligible Account for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Note not theretofore delivered to the Indenture Trustee for cancellation when due to the final scheduled Distribution Date;

(B)           the Issuer has paid or performed or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes [and the [Swap][Cap] Counterparty under the Interest Rate [Swap][Cap] Agreement (including any Swap Termination Payment)]; and

(C)           the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel and (if required by the TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and the Rating Agency Condition has been satisfied.

Section 4.02.         Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, [to the [Swap][Cap] Counterparty and] to the Registered Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

Section 4.03.         Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 4.04.         Release of Collateral. Subject to Section 11.01 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel and Independent Certificates in accordance with TIA §§314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

ARTICLE Five

REMEDIES

Section 5.01.         Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)             default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five (5) days;

(ii)            default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable on the applicable Final Distribution Date;

(iii)           default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section specifically dealt with) which default has a material adverse effect on the Noteholders, or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the Outstanding Amount of the Controlling Class a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(iv)           the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(v)            the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee within five (5) days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02.         Rights Upon Event of Default. If an Event of Default, other than an Event of Default described in Section 5.01(iv) or (v) above, shall have occurred and be continuing the Indenture Trustee or the Required Holders may declare the principal amount of the Notes immediately due and payable at par. At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article Five provided, the Required Holders may rescind such declaration if (i) the Issuer has made all payments of principal of and interest on all Notes that have become due and payable (other than by reason of acceleration of the Notes) and (ii) the Issuer has paid all amounts due and payable to the Indenture Trustee. If an Event of Default described in Section 5.01(iv) or (v) shall have occurred and be continuing, the principal amount of the Notes shall become immediately due and payable.

Section 5.03.         Collection of Indebtedness and Suits for Enforcement by Indenture Trustee; Authority of Indenture Trustee.

(a)            The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)            The Indenture Trustee, following the occurrence of an Event of Default, shall have full right, power and authority to take, or refrain from taking, any and all acts with respect to the administration, maintenance or disposition of the Collateral.

(c)            If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion (except as provided in Section 5.03(d)), proceed to protect and enforce its rights and the rights of the Noteholders [and the [Swap][Cap] Counterparty] by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)            Notwithstanding anything to the contrary contained in this Indenture, if an Event of Default shall have occurred and be continuing and if the Issuer fails to perform its obligations under Section 10.01(b) when and as due, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders [and the [Swap][Cap] Counterparty] by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law; provided that the Indenture Trustee shall only be entitled to take any such actions to the extent such actions (i) are taken only to enforce the Issuer’s obligations to redeem the principal amount of Notes, and (ii) are taken only against the Collateral.

(e)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)             to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders [and the [Swap][Cap] Counterparty] allowed in such Proceedings;

(ii)            unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders[, the [Swap][Cap] Counterparty] and the Indenture Trustee on their behalf; and

(iv)           to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(f)             Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder [or the [Swap][Cap] Counterparty] any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder [or the [Swap][Cap] Counterparty] in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(g)            All rights of action and of asserting claims under this Indenture or under any of the Notes [or the Interest Rate [Swap][Cap] Agreement] may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes [and the [Swap][Cap] Counterparty] as provided in Section 5.06.

(h)            In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all of the Holders of the Notes, and it shall not be necessary to make any Noteholder [or the [Swap][Cap] Counterparty] a party to any such Proceedings.

Section 5.04.         Remedies. If an Event of Default shall have occurred and be continuing, the Indenture Trustee (subject to Sections 5.12 and 7.04) may, and shall if so directed by the Required Holders in writing:

(i)             institute Proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer[, the [Swap][Cap] Counterparty] and any other obligor upon such Notes moneys adjudged due;

(ii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)           exercise any remedies of a secured party under the UCC and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee on behalf of the Noteholders under this Indenture or the Notes; and

(iv)           sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders [and the [Swap][Cap] Counterparty] are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest [and all payments due in respect of the Interest Rate [Swap][Cap] Agreement] or (C) there has been an Event of Default described in Section 5.01(i) or (ii) and the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes [and all amounts due to the [Swap][Cap] Counterparty under the Interest Rate [Swap][Cap] Agreement] as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee provides prior written notice to the Administrator and obtains the consent of the Required Holders, and the Administrator provides written notice to each Rating Agency. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.05.         Optional Preservation of the Collateral. Following an Event of Default and if such Event of Default has not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders [and the [Swap][Cap] Counterparty] that there be at all times sufficient funds for the payment of principal and interest on the Notes [and the amounts due to the [Swap][Cap] Counterparty under the Interest Rate [Swap][Cap] Agreement], and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.06.         Priorities.

(a)            If the Indenture Trustee collects any money or property pursuant to this Article Five, it shall pay out the money or property in the order and priority set forth in Section 7.05 of the Sale and Servicing Agreement.

(b)            The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.07.         Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (and in all events subject to Section 11.19 hereof):

(i)             such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)            the Holders of not less than 25% of the Outstanding Amount of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)           such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)           the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)            no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Required Holders.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes of the Controlling Class, each representing less than a majority of the Outstanding Amount of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.08.         Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.09.         Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.10.         Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.         Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Indenture Trustee[, the [Swap][Cap] Counterparty] or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee[, the [Swap][Cap] Counterparty] or (subject to Section 5.07) by the Noteholders, as the case may be.

Section 5.12.         Control by Noteholders. The Required Holders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)             such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)            any direction to the Indenture Trustee to sell or liquidate the Collateral shall be subject to the terms of Section 5.04;

(iii)           if the Indenture Trustee elects to retain the Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Collateral shall be of no force and effect; and

(iv)           the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially and adversely affect the rights of any Noteholders not consenting to such action.

Section 5.13.         Waiver of Past Defaults. Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.03, the Required Holders may waive any past Default or Event of Default and its consequences, except a Default (i) in payment of principal or interest on any of the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of all Noteholders. In the case of any waiver of an Event of Default, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.14.         Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Controlling Class or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.15.         Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16.         Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes [or the Interest Rate [Swap][Cap] Agreement] under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee[, the [Swap][Cap] Counterparty] or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.06.

Section 5.17.         Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Indenture Trustee to do so, and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Trust Depositor, the Seller[, the [Swap][Cap] Counterparty] and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement[,][ and] the Transfer and Sale Agreement [and the Interest Rate [Swap][Cap] Agreement] in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement [and the Interest Rate [Swap][Cap] Agreement] to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Trust Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Trust Depositor or the Servicer of each of their obligations under the Sale and Servicing Agreement.

(b)            If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing, including facsimile) of the Required Holders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Trust Depositor[, the [Swap][Cap] Counterparty] or the Servicer under or in connection with the Sale and Servicing Agreement [or the Interest Rate [Swap][Cap] Agreement], including the right or power to take any action to compel or secure performance or observance by the Trust Depositor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

ARTICLE Six

THE INDENTURE TRUSTEE

Section 6.01.         Duties of Indenture Trustee.

(a)            If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and in the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)             the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)            in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)             this paragraph does not limit the effect of Section 6.01(b);

(ii)            the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)             Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)            The Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Indenture.

(i)             Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this section and to the provisions of the TIA.

Section 6.02.         Rights of Indenture Trustee.

(a)            The Indenture Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)            The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(f)             The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes, pursuant to the provisions of this Indenture, unless such Holders of Notes shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture in a manner consistent with Section 6.01.

(g)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless so requested by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(h)            Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(j)             In making or disposing of any investment permitted by this Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Indenture Trustee or for any third Person or dealing as principal for its own account. The Indenture Trustee shall not be required to take any action with respect to any securities that it holds for the Issuer other than to forward notices received by the Indenture Trustee to the Issuer.

(k)            The Indenture Trustee shall have no duty (1) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (2) to see to any insurance, (3) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust funds other than from funds available in the Collection Account, (4) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (5) monitor the Servicer, the Administrator or any successor Servicer.

(l)             The Indenture Trustee shall not be deemed to have notice of an Event of Default unless a Responsible Officer for administration of this Indenture has received actual written notice thereof.

(m)           Delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated) and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).

(n)            The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder or under any Transaction Document, and each agent, custodian and other Person employed to act hereunder or under any Transaction Document.

(o)            The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Agency participants or Beneficial Owners of any Book-Entry Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Indenture Trustee nor any agent of the Indenture Trustee shall have any responsibility for any actions taken or not taken by the Clearing Agency.

(p)            The Indenture Trustee may request that the Issuer, the Servicer, the Trust Depositor or the Administrator deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Transaction Document..

Section 6.03.         Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee is required to comply with Section 6.11.

Section 6.04.         Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, [the Interest Rate [Swap][Cap] Agreement,] the Collateral or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture [or the Interest Rate [Swap][Cap] Agreement] or in any document issued in connection with the sale of the Notes or in the Notes, other than the Indenture Trustee’s certificate of authentication.

Section 6.05.         Notice of Defaults. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to [the [Swap][Cap] Counterparty and] each Noteholder notice of the Event of Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption of such Notes), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders [and the [Swap][Cap] Counterparty, as applicable].

Section 6.06.         Reports by Indenture Trustee to Holders. Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Indenture, the Indenture Trustee shall deliver to each Noteholder such information, including without limitation, IRS Form 1099, as may be required by applicable law to enable such holder to prepare its federal and state income tax returns.

Section 6.07.         Compensation and Indemnity. The Issuer shall pay or shall cause the Administrator to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, claim, liability or expense (including attorneys’ fees and expenses, including fees and expenses with respect to enforcement of this indemnity) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall defend or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, claim, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations and indemnification to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the termination and discharge of this Indenture; provided that the Indenture Trustee shall be entitled only to compensation for its services for the period prior to the date of such resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08.         Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer and the Servicer. The Issuer shall remove the Indenture Trustee if:

(i)             the Indenture Trustee fails to comply with Section 6.11;

(ii)            a court or banking regulator having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, receivership, conservatorship or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of thirty (30) consecutive days;

(iii)           the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, receivership, conservatorship or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv)           the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed, the Issuer shall promptly appoint a successor Indenture Trustee. A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The Issuer or the successor Indenture Trustee shall mail a notice of its succession to Noteholders [and the [Swap][Cap] Counterparty]. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may appoint or petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.

Section 6.09.         Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator with prompt written notice of any such transaction and the Administrator shall provide each Rating Agency prompt notice thereof.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trust created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10.         Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)            Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee and the Issuer acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility of a successor Indenture Trustee under Section 6.11 and no notice to Noteholders [or the [Swap][Cap] Counterparty] of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 6.08.

(b)            Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)             all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee, but solely at the direction of the Indenture Trustee;

(ii)            no Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other Indenture Trustee hereunder; and

(iii)           the Indenture Trustee and the Issuer may at any time accept the resignation of or remove, with or without cause, any separate Indenture Trustee or co-Indenture Trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of co-appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)            Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate Indenture Trustee or co-Indenture Trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

Section 6.11.         Eligibility.

(a)            The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). The Indenture Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers. The Indenture Trustee or its parent shall have a long term unsecured debt rating of at least Baa3 by Moody’s and shall have a combined capital and surplus of at least $50,000,000, and the Indenture Trustee shall be subject to supervision or examination by federal or state authority; provided that the Indenture Trustee’s separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the TIA. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)            If a Default occurs and is continuing and the Indenture Trustee is deemed to have a “conflicting interest” (as defined in the TIA) as a result of acting as trustee for the Class A Notes, the Class B Notes, the Class C Notes[, and] the Class D Notes[, and the [Swap][Cap] Counterparty], the Issuer shall appoint a successor Indenture Trustee for one or more Classes of Notes [and/or the [Swap][Cap] Counterparty] so that there will be separate Indenture Trustees for the Class A Notes, the Class B Notes, the Class C Notes,[ and/or] the Class D Notes, [and/or the [Swap][Cap] Counterparty,] as applicable. No such event shall alter the voting rights of the Noteholders under this Indenture or under any of the other Transaction Documents.

(c)            In the case of an appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplement hereto wherein the successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of such Class as to which the appointment of such Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee; and upon execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

(d)            In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08. The Indenture Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 6.12.         [Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Administrator shall use its best efforts to maintain the effectiveness of all licenses, for the benefit of the Indenture Trustee, required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.]

Section 6.13.         Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated.

Section 6.14.         Direction to Enter into the Administration Agreement. The Issuer hereby directs the Indenture Trustee to enter into and execute the Administration Agreement.

Section 6.15.         Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Issuer as follows:

(a)            Organization. It has been duly organized and is validly existing as a [national banking association] organized under the laws of the United States and has the power to conduct its business and affairs as a trustee.

(b)            Authorization; Binding Obligations. It has the corporate power and authority to perform the duties and obligations of Indenture Trustee under this Indenture. It has taken all necessary corporate action to authorize the execution, delivery and performance of each Transaction Document to which it is a party, and all of the documents required to be executed by it pursuant hereto and thereto. Upon execution and delivery by the Issuer, this Indenture will constitute the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, and similar laws affecting the rights of creditors and subject to equitable principles (whether enforcement is sought in a legal or equitable proceeding).

(c)            No Conflict. Neither the execution, delivery and performance of any Transaction Document to which it is a party, nor the consummation of the transactions contemplated thereby, (i) is prohibited by, or requires it to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon it or any of its properties or assets or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which it is a party or by which it or any of its property is bound.

(d)            No Proceedings. There are no Proceedings pending, or to the best of its knowledge, threatened against it before any federal, state, provincial or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could reasonably be expected to have a material adverse effect on the Collateral or the Noteholders or any action taken or to be taken by it under any Transaction Document to which it is a party.

(e)            Eligible Trustee. It is an eligible trustee under the TIA as of the Closing Date.

ARTICLE Seven

NOTEHOLDERS’ LISTS AND REPORTS; NOTEHOLDER COMMUNICATION

Section 7.01.         Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (A)(i) not more than five (5) days after each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (B) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02.         Preservation of Information: Communication to Noteholders.

(a)            The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar and shall otherwise comply with TIA §312(a). The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)            Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)            The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

Section 7.03.         Communications Between the Noteholders. A Noteholder or a Beneficial Owner that seeks to communicate with other Noteholders about a possible exercise of rights under this Indenture or the other Transaction Documents may send a request to the Issuer and the Servicer, on behalf of the Issuer, to include information regarding the communication in a Form 10-D to be filed by the Issuer with the Commission. Each request must include (i) the name of the requesting Noteholder, (ii) the method by which other Noteholders may contact the requesting Noteholder, and (iii) in the case of a Beneficial Owner of a Book-Entry Note, a certification from that Person that it is a Beneficial Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. A Noteholder or a Beneficial Owner that delivers a request under this Section 7.03 will certify to the Issuer and the Servicer that its request to communicate with other Noteholders relates solely to a possible exercise of rights under this Indenture or the other Transaction Documents, and shall not be used for other purposes. On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuer with the Commission for the Due Period in which the request was received (A) a statement that the Issuer has received a request from a Noteholder that is interested in communicating with other Noteholders about a possible exercise of rights under this Indenture or the other Transaction Documents; (B) the name of the requesting Noteholder; (C) the date the request was received; and (D) a description of the method by which the other Noteholders may contact the requesting Noteholder.

Section 7.04.         Noteholder Demand for Asset Representations Review. If a Delinquency Trigger occurs, as reported on a Form 10-D, a Noteholder or a Beneficial Owner may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Beneficial Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Contracts under the Asset Representations Review Agreement. In the case of a Beneficial Owner of a Book-Entry Note, each demand must be accompanied by a certification from that Person that it is a Beneficial Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. If the Noteholders and Beneficial Owners of at least 5% of the aggregate principal amount of the Notes [(excluding Harley-Davidson Credit or any Affiliate of Harley-Davidson Credit that is also a Noteholder)] demand a vote within ninety (90) days of the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Indenture Trustee will promptly request a vote of the Noteholders as of the most recent Record Date through the Clearing Agency process, which shall be conducted with a tabulation agent appointed by the Issuer and in accordance with the standard internal vote solicitation process at the time. The vote will remain open until the 150th day after the filing of such Form 10-D. Assuming a voting quorum of the Noteholders holding at least 5% of the aggregate principal amount of the Notes is reached, if the Noteholders of a majority of the aggregate principal balance of the Notes vote to direct a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer and the Servicer under the Asset Representations Review Agreement requesting the Asset Representations Reviewer to conduct the Review.

Section 7.05.         Reports by Issuer.

(a)            The Issuer shall:

(i)             file with the Indenture Trustee, within fifteen (15) days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)            file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)           supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA §313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.06.         Reports by Indenture Trustee. If required by TIA §313(a), within sixty (60) days after each January 31st beginning with the calendar year [ ], the Indenture Trustee shall deliver to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). The Indenture Trustee also shall comply with TIA §313(b).

A copy of each report at the time of its delivery to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE Eight

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.         Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as directed by the Servicer in accordance with this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

Section 8.02.         Trust Accounts.

(a)            On or prior to the Closing Date, the Issuer shall cause the Trust Depositor to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders[,][ and] the Certificateholder[s][ and the [Swap][Cap] Counterparty,] the Trust Accounts as provided in Section 5.05 of the Sale and Servicing Agreement.

(b)            All Available Monies will be deposited in the Collection Account as provided in Section 5.05 of the Sale and Servicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the related Due Period pursuant to Section 7.05 of the Sale and Servicing Agreement will be transferred from the Collection Account[, the Risk Retention Reserve Account] and/or the Reserve Fund to the Note Distribution Account in accordance with direction from the Servicer.

(c)            On each Distribution Date, the Indenture Trustee shall distribute, in accordance with direction from the Servicer, all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the order and priority set forth in Section 7.05 of the Sale and Servicing Agreement.

Section 8.03.         General Provisions Regarding Accounts.

(a)            So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts [and the [Swap][Cap] Collateral Account] shall be invested as directed by the Servicer and in accordance with the provisions of Section 5.05 of the Sale and Servicing Agreement. Except as otherwise provided in Section 5.05 of the Sale and Servicing Agreement, all income or other gain from investments of moneys deposited in such Trust Accounts (other than the Reserve Fund [and the Risk Retention Reserve Account]) shall be deposited by the Indenture Trustee in the Collection Account [and all income or other gain from investments of moneys deposited into the [Swap][Cap] Collateral Account shall be deposited into the [Swap][Cap] Collateral Account], and any loss resulting from such investments shall be charged to the related Trust Account [or [Swap][Cap] Collateral Account], as applicable. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b)            Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

(c)            If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Issuer and Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) such Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Collateral are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts [and the [Swap][Cap] Collateral Account] in one or more Eligible Investments satisfying the requirements of clause (d) of the definition thereof, as instructed by the Servicer.

Section 8.04.         Release of Collateral.

(a)            Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture or the Sale and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)            The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, [and all sums due to the [Swap][Cap] Counterparty have been paid pursuant to the Interest Rate [Swap][Cap] Agreement,] release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel (which Opinion of Counsel shall state that, in the opinion of such counsel, all such conditions precedent to such release, if any, have been complied with), and (if required by the TIA as so stated in the Opinion of Counsel) Independent Certificates in accordance with TIA §§314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

Section 8.05.         Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders [or the [Swap][Cap] Counterparty] in contravention of the provisions for this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

Section 9.01.         Supplemental Indentures Without Consent of Noteholders.

(a)            Without the consent of the Holders of any Notes [or the [Swap][Cap] Counterparty] and with prior notice by the Issuer to each Rating Agency [and the [Swap][Cap] Counterparty], the Issuer and the Indenture Trustee, when authorized by an Issuer Order, and the other parties hereto at any time from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)             to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien created by this Indenture, or to subject additional property to the lien created by this Indenture;

(ii)            to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(iii)           to add to the covenants of the Issuer, for the benefit of the Holders of the Notes [and the [Swap][Cap] Counterparty], or to surrender any right or power herein conferred upon the Issuer;

(iv)           to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)            to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein, in any supplemental indenture, in the Transaction Documents or in the Prospectus or to add any other provisions with respect to matters or questions arising under this Indenture, in any supplemental indenture, in the Transaction Documents or in the Prospectus; provided that such action shall not adversely affect the interests of the Holders of the Notes [or the [Swap][Cap] Counterparty];

(vi)           to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee, a co-Indenture Trustee or a separate Indenture Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trust hereunder by more than one Indenture Trustee, pursuant to the requirements of Article Six; and

(vii)          to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)            The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes [or the [Swap][Cap] Counterparty] and with prior notice by the Issuer to [the [Swap][Cap] Counterparty and] each Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes [or the [Swap][Cap] Counterparty] under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder [or the [Swap][Cap] Counterparty].

Section 9.02.         Supplemental Indentures With Consent of Noteholders [and the [Swap][Cap] Counterparty].

(a)            The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with prior notice by the Issuer to each Rating Agency [and the [Swap][Cap] Counterparty] and with the consent of the Required Holders, by Act of such Required Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)             change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Date Amount with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)            reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture or any amendment to the other Transaction Documents, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)           modify or alter the provisions of the second proviso to the definition of the term “Outstanding”;

(iv)           reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral pursuant to Section 5.04;

(v)            modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(vi)           permit the creation of any lien ranking prior to or on a parity with the lien created by this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien created by this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien created by this Indenture.

(b)            The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of the Notes [and the [Swap][Cap] Counterparty], whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the parties hereto of any supplemental indenture pursuant to this Section, the Indenture Trustee shall deliver to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03.         Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04.         Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the parties hereto and the Holders of the Notes [and the [Swap][Cap] Counterparty] shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.         Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06.         Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE Ten

REDEMPTION OF NOTES

Section 10.01.       Redemption.

(a)            In the event that the Servicer purchases all outstanding Contracts and the related Contract Assets pursuant to Section 7.10 of the Sale and Servicing Agreement, the Notes are subject to redemption in whole, but not in part, on the Distribution Date on which such purchase occurs, for a purchase price equal to the outstanding principal, and accrued interest on the Notes; provided, however, that the Issuer has available funds sufficient to pay such amounts. The Servicer or the Issuer shall furnish each Rating Agency notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.01(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than twenty (20) days prior to the Redemption Date and the Issuer shall prior to the Redemption Date deposit with the Indenture Trustee in the Note Distribution Account the Redemption Date Amount to be redeemed whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

(b)            In the event that the assets of the Trust are sold pursuant to Article Five of this Indenture, the proceeds of such sale shall be distributed as provided in Section 5.06. If amounts are to be paid to Noteholders pursuant to this Section 10.01(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee not later than twenty (20) days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

Section 10.02.       Form of Redemption Notice.

(a)            Notice of redemption under Section 10.01(a) shall be given by the Indenture Trustee not less than five (5) days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register [and to the [Swap][Cap] Counterparty].

All notices of redemption shall state:

(i)             the Redemption Date;

(ii)            the Redemption Date Amount; and

(iii)           the place where such Notes are to be surrendered for payment of the Redemption Date Amount (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

(b)            Prior notice of redemption under Section 10.01(b) is not required to be given to Noteholders.

Section 10.03.       Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption (if any) as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Date Amount and (unless the Issuer shall default in the payment of the Redemption Date Amount) no interest shall accrue on the Redemption Date Amount for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Date Amount.

ARTICLE Eleven

MISCELLANEOUS

Section 11.01.       Compliance Certificates and Opinions, etc.

(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA as so stated in the Opinion of Counsel) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section and TIA §314(c), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. No additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)           (i)             Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for authentication and delivery of the Notes or the release of any property subject to the lien created by this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of the signer thereof as to the fair value (within ninety (90) days of such deposit) of the Collateral or other property or securities to be so deposited.

(ii)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the named matters, if the fair value to the Issuer of the property to be so deposited and of all other such property made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any property so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii)           Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien created by this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security created by this Indenture in contravention of the provisions hereof.

(iv)          Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien created by this Indenture since the commencement of the then current fiscal year, as set forth in the certificate required by clause (iii) above, equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v)           Notwithstanding any other provision of this Section, the Issuer may, without compliance with the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of the [Contracts][Collateral] as and to the extent permitted or required by the Transaction Documents, and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing [ ], an Officer’s Certificate stating that all the dispositions of Collateral described in clauses (A) or (B) that occurred during the preceding six calendar months were in the ordinary course of the Issuer’s business and that the proceeds thereof were applied in accordance with the Transaction Documents.

Section 11.02.       Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Person as to other matters, and any such Person may certify or given an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six or the right of counsel rendering an Opinion of Counsel to rely on any statement as otherwise provided in this Section.

Section 11.03.      Acts of Noteholders [and the [Swap][Cap] Counterparty].

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders [and/or the [Swap][Cap] Counterparty] may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders [or the [Swap][Cap] Counterparty, as the case may be,] in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders [and/or the [Swap][Cap] Counterparty, as applicable,] signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04.           Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective with respect to the Indenture Trustee, upon receipt by a Responsible Officer of the Indenture Trustee, and with respect to the Issuer (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) upon receipt when sent through an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at the address specified in the Sale and Servicing Agreement for such recipient. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 11.05.      Electronic Signatures and Transmission.

(a)            For purposes of this Indenture, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission that is reasonably believed by it to have been presented by the proper person. The Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee reasonably believed by it to have been presented by the proper person, including, without limitation, the risk of interception and misuse by third parties.

(b)            Any requirement in this Indenture or the Notes that a document, including the Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c)            Notwithstanding anything to the contrary in this Indenture, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

(d)            Delivery of an executed counterpart of a signature page of this Indenture by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 11.06.      Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Registered Holder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Holder is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Registered Holder shall affect the sufficiency of such notice with respect to other Registered Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, (except in cases where notice to the Rating Agencies is required to satisfy the Rating Agency Condition) and shall not under any circumstance constitute a Default or Event of Default.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Book-Entry Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Clearing Agency (or its designee) pursuant to the standing instructions from the Clearing Agency or its designee, including by electronic mail in accordance with accepted practices at the Clearing Agency.

Section 11.07.       Alternate Payment and Notice Provisions. Notwithstanding any provisions of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.08.      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.09.      Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-Indenture Trustees, separate Indenture Trustees and agents.

Section 11.10.      Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11.      Benefits of Indenture. [The [Swap][Cap] Counterparty shall be a third-party beneficiary to the provisions of the Indenture.] Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders [and the [Swap][Cap] Counterparty] and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.12.      Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13.      Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.14.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE OR ANY OTHER RELATED DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

Section 11.15.      Submission to Jurisdiction. The Issuer hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 11.16.      Counterparts; Originals. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any State law based on the Uniform Electronic Transactions Act or the UCC.

Section 11.17.      Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.18.      Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficiary interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

Section 11.19.      No Petition. The parties hereto, by entering into this Indenture, and each Noteholder, by accepting a Note or a beneficial interest in a Note, hereby covenant and agree that they will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Transaction Documents.

Section 11.20.      Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.21.      Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.22.      Disclaimer and Subordination. Each Noteholder by accepting a Note or a beneficial interest in a Note acknowledges and agrees that such Note represents a debt obligation of the Issuer only and does not represent an interest in any assets of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, each Noteholder by accepting a Note or a beneficial interest therein acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) conveyed or purported to be conveyed by the Trust Depositor to another securitization trust (i.e., other than the Issuer) or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) (“Other Assets”). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this Section 11.22, any Noteholder either (i) asserts an interest in or claim to, or benefit from, Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of any applicable insolvency laws or otherwise (including without limitation by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then each Noteholder by accepting a Note [or beneficial interest in a Note] further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including any applicable insolvency laws, and whether asserted against the Trust Depositor or any other Person owned by the Depositor), including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.22 and that the terms and provisions of this Section 11.22 may be enforced by an action for specific performance.

Section 11.23.      [Limitation of Rights. All of the rights of the [Swap][Cap] Counterparty in, to and under this Indenture or any other Transaction Document (including, but not limited to, all of the [Swap][Cap] Counterparty’s rights as a third-party beneficiary of this Indenture and all of the [Swap][Cap] Counterparty’s rights to receive notice of any action hereunder or under any other Transaction Document and to give or withhold consent to any action hereunder or under any other Transaction Document) shall terminate upon the termination of the Interest Rate [Swap][Cap] Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the [Swap][Cap] Counterparty under such Interest Rate [Swap][Cap] Agreement.]

Section 11.24.      Communications with Rating Agencies. If the Indenture Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Indenture Trustee agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Administrator of such communication.  The Indenture Trustee agrees to act at the direction of the Administrator with respect to any communication to a Rating Agency and further agrees that in no event shall the Indenture Trustee engage in any oral communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the day and year first above written.

HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee under the Trust Agreement

By:
Printed Name:
Title:

[ ]

By:
Printed Name:
Title:

Signature Page to Indenture

EXHIBIT A-1

FORM OF CLASS A-1 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                      ]

[____]% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [________], or registered assigns, the principal sum of ___________ ($_____) payable on the earlier of the Distribution Date occurring in [ ] (the “Class A-1 Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed for the actual number of days elapsed in the related Interest Period based on a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

A-1-1

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Motorcycle Contract Backed Notes, Class A-1 (the “Class A-1 Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class A-1 Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class A-1 Notes will be payable on the earlier of the Class A-1 Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-1 Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class A-1 Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

A-1-2

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A-1 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

A-1-3

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-1-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

A-1-5

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-1-6

EXHIBIT A-2a

FORM OF CLASS A-2a NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                     ]

[____]% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2a

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [________], or registered assigns, the principal sum of ___________ ($_____) payable on the earlier of the Distribution Date occurring in [ ] (the “Class A-2 Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class A-2a Notes shall be made until the principal of the Class A-1 Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

A-2a-1

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [ ]% Motorcycle Contract Backed Notes, Class A-2a (the “Class A-2a Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ]., as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2a Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class A-2a Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class A-2a Notes will be payable on the earlier of the Class A-2 Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-2a Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class A-2a Notes shall be made pro rata to the Class A-2a Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class A-2a Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

A-2a-2

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A-2a Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

A-2a-3

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-2a-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

A-2a-5

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-2a-6

EXHIBIT A-2b

FORM OF CLASS A-2b NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                     ]

FLOATING RATE MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2b

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of ___________ ($__________) payable on the earlier of the Distribution Date occurring in [_________, 201_] (the “Class A-2b Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class A-2b Notes shall be made until the principal of the Class A-1 Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at a rate equal, for each Interest Period, to [30-day Average SOFR] determined in accordance with the terms of the Indenture on the related [SOFR Determination Date] plus [___]% per annum until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed for the actual number of days elapsed in the related Interest Period based on a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified herein.

A-2b-1

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Motorcycle Contract Backed Notes, Class A-2b (the “Class A-2b Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2b Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class A-2b Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class A-2b Notes will be payable on the earlier of the Class A-2b Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-2b Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class A-2b Notes shall be made pro rata to the Class A-2b Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class A-2b Rate to the extent lawful.

A-2b-2

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A-2b Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

A-2b-3

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-2b-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

A-2b-5

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-2b-6

EXHIBIT A-3

FORM OF CLASS A-3 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                   ]

MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-3

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of ___________ ($__________) payable on the earlier of the Distribution Date occurring in [ ] (the “Class A-3 Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class A-3 Notes shall be made until the principal of the Class A-1 Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified herein.

A-3-1

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Motorcycle Contract Backed Notes, Class A-3 (the “Class A-3 Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class A-3 Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class A-3 Notes will be payable on the earlier of the Class A-3 Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-3 Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class A-3 Rate to the extent lawful.

A-3-2

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A-3 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

A-3-3

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-3-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

A-3-5

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-3-6

EXHIBIT A-4

FORM OF CLASS A-4 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                     ]

[____]% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-4

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of ___________ ($__________) payable on the earlier of the Distribution Date occurring in [ ] (the “Class A-4 Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class A-4 Notes shall be made until the principal of the Class A-1 Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified herein.

A-4-1

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Motorcycle Contract Backed Notes, Class A-4 (the “Class A-4 Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-4 Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class A-4 Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class A-4 Notes will be payable on the earlier of the Class A-4 Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-4 Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class A-4 Rate to the extent lawful.

A-4-2

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A-4 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

A-4-3

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-4-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

A-4-5

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-4-6

EXHIBIT B

FORM OF CLASS B NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                          ]

[____]% MOTORCYCLE CONTRACT BACKED NOTES,

CLASS B

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of ___________ ($__________) payable on the earlier of the Distribution Date occurring in [ ] (the “Class B Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class B Notes shall be made until the principal of the Class A Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Motorcycle Contract Backed Notes, Class B (the “Class B Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class B Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class B Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class B Notes will be payable on the earlier of the Class B Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class B Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class B Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class B Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

EXHIBIT C

FORM OF CLASS C NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                      ]

[____]% MOTORCYCLE CONTRACT BACKED NOTES, CLASS C

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of ___________ ($__________) payable on the earlier of the Distribution Date occurring in [ ] (the “Class C Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class C Notes shall be made until the principal of the Class A Notes and the Class B Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Motorcycle Contract Backed Notes, Class C (the “Class C Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class C Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class C Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class C Notes will be payable on the earlier of the Class C Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class C Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class C Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class C Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

EXHIBIT D

FORM OF CLASS D NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HARLEY-DAVIDSON MOTORCYCLE TRUST [                    ]

[____]% MOTORCYCLE CONTRACT BACKED NOTES,

CLASS D

REGISTERED	$_____________

No. R-	CUSIP No. ________

Harley-Davidson Motorcycle Trust [ ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of ___________ ($__________) payable on the earlier of the Distribution Date occurring in [ ] (the “Class D Final Distribution Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture referred to herein. No payments of principal of the Class D Notes shall be made until the principal of the Class A Notes, the Class B Notes and the Class C Notes has been paid in full. Any capitalized term utilized but not defined herein shall have the meaning set forth in the Indenture (as hereinafter defined).

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date during the related Interest Period and will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Motorcycle Contract Backed Notes, Class D (the “Class D Notes”), all issued under an Indenture, dated as of [ ] (the “Indenture”), between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class D Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture or the Sale and Servicing Agreement, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Sale and Servicing Agreement, as the case may be, as so supplemented or amended.

The Class D Notes and the other Classes of Notes described in the Indenture (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described in the Sale and Servicing Agreement.

Principal of the Class D Notes will be payable on the earlier of the Class D Final Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class D Notes shall be due and payable on the date on which the maturity of the Notes shall have been accelerated following the occurrence of an Event of Default in the manner provided in the Indenture. All principal payments on the Class D Notes shall be made pro rata to the Class D Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date shall be made by wire transfer to the account of the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five (5) days before such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of [Wilmington, Delaware].

The Issuer shall pay interest on overdue installments of interest at the Class D Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than 10% of the Pool Balance as of the Cutoff Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agent’s Medallion Program (STAMP) or similar signature guarantee program, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class D Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Issuer has entered into the Indenture, and this Note is issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer and the Indenture Trustee and any agent of the Issuer and the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, with the consent of the Required Holders. The Indenture also contains provisions permitting the Holders of the Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, is deemed to represent that (i) it is not, and is not acquiring and will not hold a Note or a beneficial interest in a Note on behalf of or with “plan assets” (as determined under Department of Labor Regulations Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to Similar Law, or (ii) its acquisition, holding and disposition of a Note or a beneficial interest in a Note do not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any Similar Law. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note is deemed to make one of the foregoing representations.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: [ ]	HARLEY-DAVIDSON MOTORCYCLE
TRUST [ ]

	By:	[ ], not in its individual capacity but solely on behalf of the Issuer as Owner Trustee, under the Trust Agreement

By:

Printed Name:

Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

EXHIBIT E

FORM OF NOTE DEPOSITORY AGREEMENT

E-1